APPENDIX A

                        BROWNING-FERRIS INDUSTRIES, INC.

         PROXY - ANNUAL MEETING OF STOCKHOLDERS - MARCH 1, 1995


P           The undersigned stockholder of record on January 6, 1995,
     of Browning-Ferris Industries, Inc., a Delaware corporation
R (the "Company"), hereby appoints WILLIAM D. RUCKELSHAUS and GERALD K. BURGER, either one or both of them, proxies of
O the undersigned, with full power of substitution, to vote, as designated below, at the annual meeting of stockholders of the
X    Company to be held on March 1, 1995, at 2:00 p.m., Houston
     Time, in the Grand Ballroom, Marriott Westside, 13210 Katy
Y Freeway, Houston, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

          To elect the following five nominees to serve as directors for three-year terms and until their successors are duly elected and qualified:

     William T. Butler                           Joseph L. Roberts, Jr.
     C. Jackson Grayson, Jr.                       Marina v.N. Whitman
     Ulrich Otto

                                                       SEE REVERSE
                                                           SIDE
  X Please mark your votes
- ----  as in this example



     This Proxy is solicited on behalf of the Board of Directors and will be voted. If no direction is made, this Proxy will be voted
FOR all of the Board of Directors' nominees and FOR approval of Arthur Andersen LLP as auditors for the Company's 1995 fiscal year.



The Board of Directors recommends a vote FOR proposals 1 and 2.

                                   FOR    WITHHELD
1.   Election of                   ----     ----
     Directors
     (see reverse)
For, except vote withheld from
the following nominee(s):

- --------------------------------
- --------------------------------

                                  FOR      AGAINST      ABSTAIN
2.   Proposal to approve          ----       ----         ----
     the appointment of
     Arthur Andersen LLP
     as auditors for the
     Company's 1995 fiscal
     year.

                                  FOR      AGAINST      ABSTAIN
3.   In their discretion,         ----       ----         ----
     the proxies are
     authorized to vote
     on such other matters
     as may properly come
     before the meeting
     or any adjournment
     thereof.


     All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

                                Please sign your name here exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                  Signature(s)                        Date